Exhibit 99.1
A.D.A.M., INC
10 10th Street NE, Suite 500
Atlanta, Georgia 30309
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
     The undersigned hereby appoints Robert S. Cramer, Jr. and Clay Scarborough, or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Special Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) to be held on [                                        ] at 10:00 a.m. at the offices of DLA Piper LLP (US) at One Atlantic Center, 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450, and any adjournments or postponement thereof:
(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF
A.D.A.M., INC.
______ , 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
www.adam.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT AND “FOR” PROPOSAL 2 AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
          1. Adoption and approval of the Agreement and Plan of Merger, dated as of August 29, 2010, by and among Ebix, Inc., A.D.A.M., Inc. and Eden Acquisition Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Ebix, Inc., as the same may be amended from time to time, and approve the merger and other transactions described therein
FOR ☐       AGAINST ☐       ABSTAIN ☐
          2. Approval of any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 above.
FOR ☐       AGAINST ☐       ABSTAIN ☐
          3. In accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
At the present time, the Board of Directors is not aware of any matters to be presented for action at the meeting other than the proposals as set forth above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.